EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-213950 and 333-219196) and the Registration Statements on Form S-8 (Nos. 333-184214 and 333-189684) of Summit Midstream Partners LP of our report dated February 24, 2017 relating to the financial statements of Ohio Condensate Company, L.L.C., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 22, 2019

EX 23.3-1